Exhibit 10.1

AMENDMENT NO. 4 TO STOCKHOLDERS AGREEMENT

This AMENDMENT NO. 4 TO STOCKHOLDERS AGREEMENT (this “Agreement”) is made and entered into as of October 31, 2011 by and among TD Ameritrade Holding Corporation (the “Company”), the stockholders of the Company listed on the signature pages hereto under the heading “R Parties” (collectively, the “R Parties”), The Toronto-Dominion Bank, a Canadian chartered bank (“TD Bank”), TD Luxembourg International Holdings, a Luxembourg société à responsabilité limitée (private limited liability company), with a share capital of USD 24,000, having its registered office at 46A, Avenue John F. Kennedy, L-2958 Luxembourg, Grand-Duchy of Luxembourg and registered with the Luxembourg Registre de Commerce et des Sociétés (Trade and Companies Register) under number B 154.812 and a direct, wholly-owned subsidiary of TD Bank (“TD Lux” and, together with TD Bank, “TD”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Stockholders Agreement (defined below).

RECITALS

WHEREAS, the Company, the R Parties and TD Bank are parties to that certain Stockholders Agreement, dated as of June 22, 2005, as amended (the “Stockholders Agreement”);

WHEREAS, TD Lux has become an owner of record of shares of Common Stock;

WHEREAS Section 2.1(c) of the Stockholders Agreement requires TD and the R Parties to reduce the number of Voting Securities Beneficially Owned by such persons under certain circumstances;

WHEREAS, on October 20, 2011, the Company’s board of directors authorized the Company to repurchase up to an additional 30 million shares of Common Stock (the “Repurchase Plan”); and

WHEREAS, each of TD, the R Parties and the Company agree that TD shall effect the reduction, if any, required by Section 2.1(c) of the Stockholders Agreement to the extent (and only to the extent) such reduction is required as a result of the Repurchase Plan in accordance with terms of this Agreement.

NOW THEREFORE, in consideration of the foregoing and of the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound thereby, the parties hereto agree as follows.

ARTICLE I

AMENDMENT

SECTION 1.1. The parties agree that any requirement that TD reduce, pursuant to Section 2.1(c) of the Stockholders Agreement, as soon as reasonably practicable the number of

Voting Securities Beneficially Owned, to the extent (and only to the extent) such reduction is necessary as a result of repurchases of Common Stock by the Company pursuant to the Repurchase Plan, is hereby amended and replaced as set forth in this Section 1.1. TD shall take all actions reasonably necessary to cause any such reduction to be (a) completed by January 24, 2014 and (b) commenced at any time that, and then continued for so long as, such reduction can be accomplished by means of sales executed at a price per share equal to or greater than TD’s then-applicable U.S. dollar-denominated average carrying value per share of Voting Securities Beneficially Owned. In no event shall TD, as a result of the Repurchase Plan, Beneficially Own Voting Securities in excess of 48% of the Total Voting Power. Notwithstanding anything in this Agreement to the contrary, it is agreed and understood that (i) the implementation of a written plan complying with Rule 10b5-1(c) under the Exchange Act and Rule 144 under the Securities Act (applicable to sales of securities by Affiliates of an issuer), with no other limitations, except for the price limitation set forth in clause (b) above, shall satisfy the requirements of clause (b) above for so long as such plan is in place, which method of sales will in no event affect the obligation of TD to complete its requirement in this Section 1.1 by January 24, 2014 and (ii) no reduction required pursuant to this Section 1.1 shall require TD to (A) incur liability under Section 16(b) of the Exchange Act or (B) Transfer Voting Securities during a period in which (x) the Company has imposed trading restrictions on Directors or other Affiliates of the Company or (y) the general counsel of the Company has determined that the Company or TD is in possession of material nonpublic information relating to the Company.

Except as set forth in the prior paragraph, all provisions of Section 2.1(c) of the Stockholders Agreement shall remain in full force and effect, including, without limitation, the provision whereby TD shall not, and shall not cause any of its Affiliates to, exercise any voting rights in respect of any Voting Securities Beneficially Owned by such Person to the extent such Voting Securities exceed the TD Ownership Limitation Percentage (including, for the avoidance of doubt, any Voting Securities that are the subject of this Agreement), or alternatively, upon the request of the Company, shall cause such shares in excess of the TD Ownership Limitation Percentage to be voted, on any matter submitted to the holders of the Common Stock for a vote, in the same proportions as the votes cast by all holders of Common Stock other than TD, the R Parties and their respective Affiliates, and nothing in this Agreement shall in any way increase the TD Ownership Limitation Percentage. TD shall provide to the Company and the R Parties, on an ongoing and confidential basis, information in order to assess compliance with this Section 1.1 as may from time to time reasonably be requested by such persons.

SECTION 1.2. Termination of Amendment. The provisions of Section 1.1 of this Agreement shall terminate without any further action by any of the parties hereto and shall have no further force and effect on the earlier of January 24, 2014 or the termination of the Stockholders Agreement in accordance with the terms thereof.

ARTICLE II

MISCELLANEOUS

SECTION 2.1. Continued Effect of Original Agreement. As modified hereby, the Stockholders Agreement is hereby ratified and confirmed and agreed to by all of the parties hereto and continues in full force and effect. For greater certainty, all of the provisions of that certain Amendment No. 3 to Stockholders Agreement made and entered into as of August 6, 2010 by and among the parties with respect to the plan to repurchase up to 30 million shares of Common Stock authorized by the Company’s board of directors on August 5, 2010, which plan has not yet been completed on the date hereof, shall remain in full force and effect. All references in the Stockholders Agreement to the “Agreement” shall be read as references to the Stockholders Agreement as modified by this Agreement and as it may be further amended, supplemented, restated or otherwise modified from time to time.

SECTION 2.2. Counterparts. This Agreement may be executed by facsimile in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

SECTION 2.3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (except to the extent that mandatory provisions of federal law are applicable), without giving effect to the principles of conflicts of law, and shall be binding upon the successors and assigns of the parties.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

COMPANY:		R PARTIES:

TD AMERITRADE HOLDING CORPORATION		/s/ J. JOE RICKETTS
J. Joe Ricketts

By:	/s/ FREDRIC J. TOMCZYK
	Name: Fredric J. Tomczyk	/s/ MARLENE M. RICKETTS
	Title: Chief Executive Officer	Marlene M. Ricketts

TD:		RPTC INC., as Trustee for the MARLENE M. RICKETTS 1994 DYNASTY TRUST
THE TORONTO-DOMINION BANK

		By:	/s/ ALFRED LEVITT
By:	/s/ RIAZ AHMED		Name: Alfred Levitt
	Name: Riaz Ahmed		Title: Secretary and Trust Officer
Title: Group Head, Corporate Development, Stategy and Treasury Balance Sheet Management

TD LUXEMBOURG INTERNATIONAL HOLDINGS S.À R.L.		RPTC INC., as Trustee for the J. JOE RICKETTS 1996 DYNASTY TRUST

		By:	/s/ ALFRED LEVITT
By:	/s/ YVES SAWAYA		Name: Alfred Levitt
	Name: Yves Sawaya		Title: Secretary and Trust Officer
Title: Manager

By:	/s/ DAVE SPARWELL
Name: Dave Sparwell
Title: Manager